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                                                                   Exhibit 23(b)


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-84796) pertaining to the American Eagle Outfitters, Inc. Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan of our report dated March 3, 1998 (except Note 13, as to which the date is April 14, 1998) with respect to the consolidated financial statements of American Eagle Outfitters, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1998 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 5, 1999